     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1999
                                                REGISTRATION NO. 333-80661


                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                        FORM S-8 REGISTRATION STATEMENT
                        POST EFFECTIVE AMENDMENT NO. 1
                        UNDER THE SECURITIES ACT OF 1933


                              ecom ecom.com, Inc.
              (Exact name of Registrant as specified in its charter)


           FLORIDA                                         65-0538051
(State or other jurisdiction of                    (I.R.S. Employer Identifi-
incorporation or organization)                            cation Number)


                          8125 Monetary Drive, Suite H4
                          Riviera Beach, Florida  33404
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and place of business)


                          FIRST STOCK INCENTIVE PLAN
                           (Full title of the plan)


                          David J. Panaia, President
                             ecom ecom.com, Inc.
                        8125 Monetary Drive, Suite H4
                         Riviera Beach, Florida 33404
                                (561) 622-4395
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:

                            Stanley F. Freedman, Esq.
                        Krys Boyle Freedman & Sawyer, P.C.
                       600 Seventeenth Street, Suite 2700S
                            Denver, Colorado  80202
                                (303) 893-2300

                        CALCULATION OF REGISTRATION FEE
                                  PROPOSED       PROPOSED
                                  MAXIMUM        MAXIMUM
TITLE OF           AMOUNT         OFFERING       AGGREGATE     AMOUNT OF
SECURITIES TO      TO BE          PRICE          OFFERING      REGISTRATION
BE REGISTERED      REGISTERED     PER SHARE<FN1> PRICE         FEE<FN2>

Common Stock,      1,000,000      $4.13          $4,130,000    $1,148.14
$.000l par value   Shares

[FN]
<FN1>
(1) Estimated solely for the purpose of calculating the amount of the registration fee.
<FN2>
(2) Registration fee based upon shares to be issued in the future from time to time pursuant to the Registrant's First Stock Incentive Plan, calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

Item 8.    Exhibits.

  EXHIBIT
  NUMBER         DESCRIPTION                       LOCATION

    4.1     Articles of Incorporation      Incorporated by reference to
                                           Exhibit 2.0 to the Registrant's
                                           Form SB-1 Registration Statement
                                           No. 33-96638-A

    4.2     Bylaws                         Incorporated by reference to
                                           Exhibit 2.1 to the Registrant's
                                           Form SB-1 Registration Statement
                                           No. 33-96638-A


    5.1     Amended Opinion of Krys        Filed electronically herewith
            Boyle Freedman & Sawyer, P.C.


   23.1     Consent of Krys Boyle          Contained in Exhibit 5.1
            Freedman & Sawyer, P.C.

   23.2     Consent of Hafer & Gilmer,     Previously filed as Exhibit 23.2
            Certified Public Accountants   to Form S-8, File No. 333-80661,
                                           filed June 15, 1999
































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




                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riviera Beach, State of Florida on July 16, 1999.

                                            ecom ecom.com, inc.



                                            By: /s/ David J. Panaia
                                                David J. Panaia, President


         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                       TITLE                       DATE



/s/ David J. Panaia              President and               July 16,1999
---------------------------      and Director
David J. Panaia


/s/ William M. Hartman           Chief Financial Officer     July 16, 1999
---------------------------


/s/ Guy T. Lindley               Treasurer and Director      July 16, 1999
---------------------------
Guy T. Lindley


/s/ Thomas Derita, Jr.           Director                    July 16, 1999
---------------------------


                                 Director                    July __, 1999
---------------------------
Gerald V. Bergman











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